Exhibit 99.1

DEPARTM THE WASHINGTON, D.C. 20220 March 11, 2018 Mark Plotkin Covington & Burling LLP One CityCenter 850 lOth Street N.W. Washington, DC 20001 Theodore Kassinger O'Melveny & Myers LLP 1625 Eye Street, N.W. Washington, DC 20006 Re: CFIUS Case 18-036: Broadcom Limited (Singapore)/Qualcomm Incorporated Dear Mr. Plotkin and Mr. Kassinger: The purpose of this letter is to inform the parties of the status of the investigation being conducted by Committee on Foreign Investment in the United States ("CFIUS") in the above referenced matter and to note that the parties should provide any information responsive to my letter dated March 5, 2018, by noon Eastern Daylight Time on Monday, March 12,2018. Through my March 5, 2018letter, CFIUS informed you that it had identified potential national security concerns that warrant a full investigation of the attempted hostile takeover by Broadcom Limited ("Broadcom") of Qualcomm Incorporated ("Qualcomm"), through a stock purchase, proxy contest, and Proposed Agreement and Plan of Merger (the "Proposed Agreement") or other merger. That determination was based on CFIUS's review of the information submitted by Qualcomm in its unilateral voluntary notice on January 29, 2018, the parties' responses to questions posed about the potential transaction during the interim period, and the information provided in our multiple phone calls, emails, and meetings with representatives of both Qualcomm and Broadcom. In addition, our assessment includes the review of letters to CFIUS submitted by Broadcom on February 21, 2018, and March 2, 2018. CFIUS's letter to you on March 5, 2018 notified you of the basis for CFIUS's national security concerns. The letter summarized CFIUS's classified concerns at an unclassified level-to the extent possible-and detailed its unclassified concerns. The letter explained that CFIUS had determined that the Interim Order issued on March 4, 2018, was necessary to mitigate the national security risks identified by CFIUS arising from and in connection with the proposed transaction. And the letter explained that the Interim Order was intended to provide CFIUS adequate opportunity to further investigate the proposed transaction and evaluate the associated national security risk. CFIUS explained that, during the investigation period, CFIUS would continue to investigate and assess the likelihood that acquisition of Qualcomm by Broadcom could result in the identified harms to national security. Article 1.1 of the Interim Order issued on March 4, 2018, as further amended, directed that Qualcomm's annual stockholder meeting first convened on March 6, 2018, be adjourned for a period of thirty days, in order to preserve the status quo between Broadcom and Qualcomm in a manner that minimizes interference with the ongoing operations of both companies while satisfying CFIUS's obligation to mitigate the national security risks and conduct further investigation. Following issuance of the Interim Order, Broadcom took a series of actions in violation of the Interim Order. Specifically, Broadcom, on at least three separate occasions, took action toward redomiciliation in the United States without providing five business days' notice to CFIUS as required under Article 1.3. Those actions include filing an ex parte originating summons with a court in Singapore on March 6, 2018, seeking and participating in a court proceeding in Singapore on March 9, 2018, and filing a definitive proxy statement with the U.S. Securities and Exchange Commission and sending that proxy statement to its shareholders on March 9, 2018. Broadcom made the March 6, 2018 filing three hours after Broadcom formally submitted an emergency waiver request to CFIUS and notwithstanding CFIUS informing Broadcom that it was still in the process of considering the request. The March 9, 2018 action followed conversations with and written communications from CFIUS on March 8, 2018, informing Broadcom that the March 6, 2018 filing did not, and participation in a court hearing on Friday, March 9 would not, comply with the five business day notice requirement. Since transmitting the letter to you on March 5, 2018, CFIUS has conducted an investigation of the transaction and its associated national security risk. That investigation has so far confirmed the national security concerns that CFIUS identified to you in its letter on March 5, 2018. That investigation is expected to close soon. In light of the actions that Broadcom has taken in violation of the Interim Order to shorten the time period for CFIUS investigation, CFIUS requests that Broadcom provide any information responsive to the March 5, 2018letter as soon as possible. In the absence of information that changes CFIUS's assessment of the national security risks posed by this transaction, CFIUS would consider taking further action, including but not limited to referring the transaction to the President for decision. As you know, CFIUS has already contacted Broadcom in an email dated March 10, 2018, inviting Broadcom to submit written materials to CFIUS, and confirming a meeting between senior CFIUS officials and Broadcom's CEO, General Counsel, and CTO, scheduled for March 12, 2018. We reiterate that Broadcom should provide written materials by noon Eastern Daylight Time on Monday, March 12, 2018, so that CFIUS may consider such information in advance of the scheduled meeting. And, as you know, before Broadcom decided to proceed with the court hearing on March 9, 2018, CFIUS invited the parties in an email dated March 8, 2018, to respond to written questions regarding this transaction. Please provide any responses you may have to those written questions by noon Eastern Daylight Time on Monday, March 12, 2018, as the parties will likely not have an additional opportunity to submit information thereafter. 2

Please contact me if you have questions regarding this letter. Sincerely, AimenN. Mir Deputy Assistant Secretary Investment Security 3